      As filed with the Securities and Exchange Commission on May 14, 2007
                                                    Registration No. 333-_______

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                        RAPTOR NETWORKS TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

                 COLORADO                                84-1573852
       (State or other jurisdiction                   (I.R.S. Employer
    of incorporation or organization)                Identification No.)

                          1241 E. DYER ROAD, SUITE 150
                               SANTA ANA, CA 92705
               (Address of principal executive offices) (Zip code)

                           --------------------------

                                 2005 STOCK PLAN
                            (Full title of the Plan)

                           --------------------------

                                  BOB VAN LEYEN
                             CHIEF FINANCIAL OFFICER
                        RAPTOR NETWORKS TECHNOLOGY, INC.
                          1241 E. DYER ROAD, SUITE 150
                               SANTA ANA, CA 92705
                     (Name and address of agent for service)

                                 (949) 623-9300
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                              THOMAS J. CRANE, ESQ.
                               RUTAN & TUCKER, LLP
                         611 ANTON BOULEVARD, 14TH FLOOR
                              COSTA MESA, CA 92626
                                 (714) 641-5100

                                        CALCULATION OF REGISTRATION FEE
================================ ================ =================== ==================== ==================
                                      Amount        Proposed Maximum   Proposed Maximum         Amount of
       Title of Securities             to be         Offering Price        Aggregate        Registration Fee
        to be Registered          Registered (1)      Per Share (2)   Offering Price (2)           (3)
-------------------------------- ---------------- ------------------- -------------------- ------------------

Common Stock, $0.001 par value   3,000,000 shares         $1.62          $4,860,000.00           $149.20
================================ ================ =================== ==================== ==================

(1) In the event of a stock split, stock dividend or similar transaction involving common stock of the Registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended ("Securities Act").
(2) Calculated pursuant to Rules 457(c) and 457(h) under the Securities Act and is based on the last reported sale price of the Registrant's common stock on the OTC Bulletin Board on May 10, 2007.
(3)  Based on a fee rate of $30.70 per $1,000,000.

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                                TABLE OF CONTENTS

PART I  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS...................3

PART II    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT..................3
         Item 3. Incorporation of Documents by Reference.......................3
         Item 4. Description of Securities.....................................4
         Item 5. Interests of Named Experts and Counsel........................4
         Item 6. Indemnification of Directors and Officers.....................4
         Item 7. Exemption from Registration Claimed...........................4
         Item 8. Exhibits......................................................5
         Item 9. Undertakings..................................................5

SIGNATURES.....................................................................7

POWER OF ATTORNEY..............................................................8

EXHIBITS FILED WITH THIS REGISTRATION STATEMENT................................9

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Part I, Items 1 and 2, will be sent or given to employees in accordance with Form S-8 and Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). We will furnish without charge to each employee to whom information is required to be delivered, upon written or oral request, a copy of each document incorporated by reference in Item 3 of Part II of this Registration Statement, which documents are incorporated by reference in the Section 10(a) prospectus, and any other documents required to be delivered to them under Rule 428(b) of the Securities Act. Requests should be directed to Raptor Networks Technology, Inc., 1241 E. Dyer Road, Suite 150, Santa Ana, California 92705, Attention: Chief Financial Officer. Our telephone number is (949) 623-9300.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

         (a) Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006;

         (b) Our Current Report on Form 8-K filed with the Commission on May 4, 2007; and

         (c) The description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the Commission on July 18, 2005, and any other amendments or reports filed for the purpose of updating such description.

         All reports and other documents we subsequently file after the date of this Registration Statement under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered under this Registration Statement have been sold, or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and shall be a part of this Registration Statement from the date of filing such documents.

         For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated herein by reference, modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         Notwithstanding the above, information that is "furnished to" the Commission shall not be deemed "filed with" the Commission and shall not be deemed incorporated by reference into this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 7-109-102 of the Colorado Business Corporations Act (the "Colorado Act") authorizes a Colorado corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Unless limited by a corporation's articles of incorporation, Section 7-109-105 of the Colorado Act authorizes a director to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction. Unless limited by the articles of incorporation, Section 7-109-107 of the Colorado Act extends this same right to officers of a corporation as well.

         Unless limited by a corporation's articles of incorporation, Section 7-109-103 of the Colorado Act requires that a Colorado corporation indemnify a director who was wholly successful in defending any proceeding to which he or she was a party against reasonable expenses incurred in connection therewith. Unless limited by the articles of incorporation, Section 7-109-107 of the Colorado Act extends this same protection to officers of a corporation as well.

         Pursuant to Section 7-109-104 of the Colorado Act, a Colorado corporation may advance a director's expenses incurred in defending any action or proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 7-109-102 described above. Unless limited by the articles of incorporation, Section 7-109-107 of the Colorado Act extends this same protection to officers of a corporation as well.

         Regardless of whether a director or officer has the right to indemnity,
Section 7-109-108 of the Colorado Act allows a Colorado corporation to purchase and maintain insurance on such directors or officers behalf against liability resulting from his or her role as director or officer.

         Registrant's Articles of Incorporation do not limit any of the rights afforded to its directors and officers under the Colorado Act and Article VI of Registrant's Bylaws states that any director or officer who is involved in litigation by reason of his or her position with Registrant as a director or officer shall be indemnified and held harmless by Registrant to the fullest extent authorized by law as it now exists or may subsequently be amended (but, in the case of any such amendment, only to the extent that such amendment permits Registrant to provide broader indemnification rights). Registrant's directors and officers are also presently covered by an insurance policy indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they may not be indemnified by Registrant.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

  EXHIBIT
  NUMBER                               EXHIBIT
  ------                               -------

    4          Raptor Networks Technology, Inc. 2005 Stock Plan

    5          Opinion of Moye White LLP

   23.1 Consent of Comiskey & Company, P.C., independent registered public accounting firm

   23.2        Consent of Moye White LLP (contained in Exhibit 5)

   24          Power of Attorney (contained on the signature pages hereto)

ITEM 9.  UNDERTAKINGS

         The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act,

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference into the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on May 11, 2007.

                                             RAPTOR NETWORKS TECHNOLOGY, INC.

                                              By:  /s/ Thomas M. Wittenschlaeger
                                                   -----------------------------
                                                   Thomas M. Wittenschlaeger
                                                   Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Raptor Networks Technology, Inc., a Colorado corporation, do hereby constitute and appoint Thomas M. Wittenschlaeger and Bob van Leyen, and each of them, their lawful attorneys-in-fact and agents, with the power of substitution and resubstitution, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act and any rules or regulations or requirements of the Commission in connection with the registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to the registration statement, to any and all amendments and supplements to the registration statement, and to any and all instruments or documents filed as part of or in conjunction with the registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them or his substitute or substitutes, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


           Signature                                Title                              Date
----------------------------     -----------------------------------------------   ------------

/s/ Thomas M Wittenschlaeger     President, Chairman of the Board, Chief           May 11, 2007
----------------------------     Executive Officer (principal executive officer)
Thomas M Wittenschlaeger         and Director

/s/ Bob van Leyen                Chief Financial Officer (principal financial      May 11, 2007
----------------------------
Bob van Leyen                    and accounting officer) and Secretary

/s/ Larry L. Enterline           Director                                          May 11, 2007
----------------------------
Larry L. Enterline

/s/ Ken Bramlett                 Director                                          May 11, 2007
----------------------------
Ken Bramlett

                 EXHIBITS FILED WITH THIS REGISTRATION STATEMENT

  EXHIBIT
  NUMBER                                EXHIBIT
  ------                                -------

    4          Raptor Networks Technology, Inc. 2005 Stock Plan

    5          Opinion of Moye White LLP

   23.1 Consent of Comiskey & Company, P.C., independent registered public accounting firm

   23.2        Consent of Moye White LLP (contained in Exhibit 5)

   24          Power of Attorney (contained on the signature pages hereto)